UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2015

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 2, 2015, the Board of Directors of Oxford City Football Club, Inc. (the “Company”) appointed Mr. Nick Havas as a member of the Board of Directors of the Company. On November 30, 2015, Philip Clark resigned as Chief Financial Officer of the Company.

Mr. Havas has conducted extensive amounts of investments, with having a real passion for Real Estate and the Securities Markets. With over 50 years of investment experience, Mr. Havas prides himself on the ability to research, evaluate, and make investment decisions that have allowed him to achieve an elite level of financial success throughout his career. This track record of success, will bring a wealth of knowledge and experience to the Board of Directors of OXFC.

Mr. Havas does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

His initial term as a member of the Board of Directors shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between the Company’s officers and/or members of the Company’s Board of Directors. Mr. Havas has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

There is no present arrangement or understanding between Mr. Havas and any other person pursuant to which Mr. Havas was appointed as an officer or member of the Board of Directors of the Company. Presently, there is no compensation or other arrangement between the Company and Mr. Havas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer

Date: December 8, 2015

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